Lincoln National Equity Income Fund Inc.
Attachment to 77.O) for 12-31-99

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Name of Security       Ticker  Date of Purchase  Deal Size   Amount    Price   Net Proceeds Lead   Co-managers
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Netcreations           NTCR        11/12/99      3,300,000     200    $ 13.00   $ 2,600.00  FRBI   UNTB
Mediaplex Inc          MPLX        11/19/99      6,000,000     300    $ 12.00   $ 3,600.00  LEHM   COWN, PIPR
Deltathree.com         DDDC        11/22/99      6,000,000     300    $ 15.00   $ 4,500.00  LEHM   MOTC, LAZA
Harris Interactive     HPOL        12/06/99      5,800,000     500    $ 14.00   $ 7,000.00  LEHM   PIPR
Healthcentral.com      HCEN        12/07/99      7,500,000     600    $ 11.00   $ 6,600.00  LEHM   HMQT, DACS
Previewsystems         PRVW        12/08/99      3,800,000     100    $ 21.00   $ 2,100.00  RSSF   DAIN, SNDV
Tularik inc            TLRK        12/09/99      6,950,000     700    $ 14.00   $ 9,800.00  LEHM   HMQT, MORG, SBDR

                                                             2,700             $ 36,200.00







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Name of Security       Date of Sale     Amount     Price       Fees      Net Proceeds         Gain/Loss   FMR Deal Participation
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Netcreations             11/12/99        200       19.999      0.13        $ 3,999.67          1,399.67           3.20%
Mediaplex Inc            11/19/99        300       24.472      0.24        $ 7,341.30          3,741.30           3.00%
Deltathree.com           11/23/99        300       30.488      0.30        $ 9,146.19          4,646.19           2.50%
Harris Interactive       12/07/99        500       20.887      0.35       $ 10,443.25          3,443.25           4.30%
Healthcentral.com        12/07/99        600       11.556      0.23        $ 6,933.31            333.31           4.70%
Previewsystems           12/08/00        100       64.038      0.21        $ 6,403.58          4,303.58           2.20%
Tularik inc              12/10/99        700       20.000      0.47       $ 13,999.53          4,199.53           1.60%

                                    2,700.00                              $ 58,266.83

                                                                      Total Gains             22,066.83

                                                                      Total Losses                 0.00

                                                                      Net Gain/Loss           22,066.83

   Lincoln National Equity Income Fund Inc.
   Attachment for  77. 0
   Underwriters
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   Code           Description
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(1)HAQ            Hambrecht & Quest LLC
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(2)JOSE           Josephthal & Co Inc
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(3)PGE            Pacific Growth Equities Inc
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(4)USB            US Bancorp
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(5)VBW            Volpe Brown Whelan & Co LLC
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(6)BSCL           Bear Sterns Corporate Lending Inc
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(7)WITC           WIT Capital Corp
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